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                                                                   Exhibit 28.2




Administrative Offices
Diversified Corporate Consulting Group, LLC
A Delaware Limited Liability Company
Business Consultants & Advisors

William A. Calvo, III, LLM                         HQ, Registered & Associated Offices:            Branch Offices & General Counsel:
Managing Member                                    ------------------------------------            ---------------------------------

Gary Langan Goodenow                                                     53 Wall Street                              237 Main Street
General Counsel                                                             Fifth Floor                 Tannersville, New York 12485
                                                               New York, New York 10005                     Telephone (518) 589-9190
Carousel Consultants, Inc.                                     Telephone (212) 858-7734                    Fax Number (518) 589-0341
Financial Public Relations Counsel                Facsimile Transmission (212) 858-7750
                                                                                                         11355 Southeast 54th Avenue
Honig, Zevallos & Associates                         c/o Harvard Business Services, Inc.                    Belleview, Florida 34420
Marketing & Public Relations Counsel                                 25 Greystone Manor      Telephone (352) 245-4126 (352) 368-6525
                                                                  Lewes, Delaware 19958                 Mobile Number (352) 812-0347
KTL Financial Services, Inc.                                   Telephone (800) 345-2677                    Fax Number (357) 245-5913
Financial Counsel                                             Fax Number (302) 645-7400                   E-Mail wacalvo3@praxis.net

                                                                10500 S.W. 134th Street                        1515 Pear Tree Circle
                                                                   Miami, Florida 33176                   Brentwood, Tennessee 37027
                                                               Telephone (305) 251-4427                     Telephone (615) 370-3239
                                                              Fax Number (305) 254-4347                    Fax Number (615) 371-1899

                                                                         133 "F" Avenue                   341 Northeast 104th Street
                                                             Coronado, California 92118                  Miami Shores, Florida 33138
                                                               Telephone (619) 435-2545                     Telepbone (305) 757-0570
                                                              Fax Number (619) 435-2014                    Fax Number (305) 757-4475
                                                                                                                 Residence: 757-5235

                   Please Respond to Belleview, Florida Address

August 1, 1996

Mr. George R. Jensen
Chairman, President & Chief Executive Officer
USA Technologies, Inc.
1265 Drummers Lane, Suite 306
Wayne, Pennsylvania 19087

By Facsimile Transmission to (610) 989-0344

     Re: Professional Engagement

Dear Mr. Jensen:

         Please sign and re-fax this letter, confirming that our engagement agreement has been extended for a period of 90 days. You will promptly issue Diversified Corporate Consulting Group, LLC, 250,000 additional shares of USA Technologies, Inc., common stock, registered on Securities and Exchange Commission Form S-8, as our total compensation for such extension.

         The term of our respective obligations during the extension period shall be as described


--------------------------------------------------------------------------------

              Investment Banking Relations * Stockholder Relations
                 * Strategic Planning * Mergers & Acquisitions
       Contract Negotiations * Recruitment & Supervision of Professionals
                            * Regulatory Compliance
                    Public & Private Equity or Debt Financing
               * Equipment Leasing * Public Relations & Marketing





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August 1, 1996
Page 2

in our original engagement letter, except for such matters as either expressly or by necessary implication, are modified hereby.

                                Very truly yours,

                  Diversified Corporate Consulting Group, L.C.

                            /s/ William A. Calvo, III
                            -------------------------
                              William A. Calvo, III
                                 Managing Member


                        The foregoing is hereby accepted.


                            /s/ Mr. George R. Jensen
                            -------------------------
                              Mr. George R. Jensen
                  Chairman, President & Chief Executive Officer
                             USA Technologies, Inc.






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                   Diversified Corporate Consulting Group, LLC